AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2003
                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 MIM Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                  05-0489664
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                               100 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 460-1600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ---------------------------

        MIM Corporation 1996 Non-Employee Directors Stock Incentive Plan
                            (Full title of the Plan)


                                 Barry A. Posner
                                 MIM Corporation
                               100 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 460-1600
                                       --
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                       --
                              Copies requested to:
                              E. William Bates, II
                               King & Spalding LLP
                          1185 Avenue of the Americas
                            New York, New York 10036
                                 (212) 556-2100
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                    Proposed                Proposed
                                                                     Maximum                 Maximum
              Title of Shares                 Amount To Be       Aggregate Price            Aggregate                 Amount Of
             To Be Registered                  Registered         Per Share (1)        Offering Price (1)         Registration Fee
---------------------------------------    ----------------  ---------------------   ----------------------   --------------------
       Common Stock, $.0001 par value          200,000               $6.795             $1,359,000                  $109.95
====================================================================================================================================

-----------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the bid and asked price of the Common Stock on the Nasdaq National Market on July 21, 2003.

--------------------------------------------------------------------------------

                                  INTRODUCTION

         This purpose of this registration statement is to register an additional 200,000 shares of common stock, par value $.0001 per share, of MIM Corporation that are available for issuance pursuant to an amendment and restatement of the MIM Corporation 1996 Non-Employee Directors Stock Incentive Plan and consists only of those items required by General Instruction E to Form S-8.

                                     PART II

            INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT

         The Registrant's Registration Statement on Form S-8, Registration No. 333-33925, filed with the Securities and Exchange Commission on August 19, 1997 is incorporated herein by reference.

ITEM 8. EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

    EXHIBIT NO.                  DESCRIPTION

      4.1       --    Amended and Restated Certificate of Incorporation of MIM Corporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No.
                      333-05327).
      4.2      --     Certificate of Designations of Series A Junior Participating Preferred Stock
                      (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K
                      filed December 4, 1998).
      4.3      --     Amended and Restated By-Laws of MIM Corporation (incorporated by reference to the Company's
                      Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).
      4.4       --    Amended and Restated Rights Agreement dated as of December 3, 2003, between MIM Corporation and
                      American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1 to
                      Post-Effective Amendment No. 3 to the Company's Form 8-A/A dated May 20, 1999).
      4.5       --    MIM Corporation 1996 Non-Employee Directors Stock Incentive Plan, as amended and restated.
      5.1       --    Opinion of Barry A. Posner.
     23.1       --    Consent of Barry A. Posner (included as part of opinion
                      filed as Exhibit 5.1).
     23.2       --    Consent of Ernst & Young LLP.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on this 22nd day of July, 2003.

                                                  MIM CORPORATION

                                                  By: /s/ James S. Lusk
                                                     -----------------------
                                                     James S. Lusk
                                                     Chief Financial Officer

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S. Lusk and Barry A. Posner, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of July, 2003.



           SIGNATURE                                  TITLE


/s/ Richard H. Friedman                   Chairman of the Board and
----------------------------------        Chief Executive Officer (Principal
Richard H. Friedman                       Executive Officer)


                                         (Principal Financial Officer and
/s/ James S. Lusk                         Principal Accounting Officer)
----------------------------------
James S. Lusk


/s/ Richard A. Cirillo                    Director
----------------------------------
Richard A. Cirillo

/s/ Charlotte W. Collins                  Director
----------------------------------
Charlotte W. Collins

/s/ Louis T. DiFazio, PhD                 Director
----------------------------------
Louis T. DiFazio, PhD

/s/ Harold J. Ford, Sr.                   Director
----------------------------------
Harold J. Ford, Sr.

/s/ Michael Kooper                        Director
----------------------------------
Michael Kooper

/s/ Louis A. Luzzi, PhD                   Director
----------------------------------
Louis A. Luzzi, PhD

/s/ Jack L. Salzman                       Director
----------------------------------
Jack L. Salzman

/s/ Ronald Shelp                          Director
----------------------------------
Ronald Shelp